Global Payments Reports First Quarter Earnings,
Increases Annual Fiscal 2016 Outlook and Declares Two-for-One Stock Split

ATLANTA, October 7, 2015 -- Global Payments Inc. (NYSE: GPN) today announced results for its fiscal first quarter ended August 31, 2015.
“We are delighted with our outstanding first quarter results, which represent an excellent start to the 2016 fiscal year and a continuation of exceeding our expectations across our markets,” said Jeff Sloan, Chief Executive Officer. “This performance builds on the momentum we have generated as we continue to invest in our strategy to expand distribution and create competitive differentiation through technology by delivering innovative solutions globally.”

First Quarter Fiscal 2016 Summary

•	Adjusted net revenue grew 8% to $537.0 million, compared to $495.2 million in the first quarter of fiscal 2015.

•	Cash diluted earnings per share grew 25% to $1.57, compared to $1.26 in the first quarter of fiscal 2015.

•	Cash operating margin expanded to 30.5%, a 150 basis point increase over the first quarter of fiscal 2015.

•	GAAP revenues grew 6% to $748.8 million, compared to $704.9 million in the first quarter of fiscal 2015, and diluted earnings per share were $1.32, compared to $1.10 in the prior year.

Fiscal 2016 Outlook
“As a result of our strong first quarter performance, we are increasing our outlook for annual fiscal 2016 diluted earnings per share on a cash basis to a range of $5.77 to $5.92, reflecting growth of 14% to 17% over fiscal 2015,” stated Cameron Bready, Executive Vice President and Chief Financial Officer. “We also now expect annual fiscal 2016 core cash operating margins to expand by as much as 50 basis points on a constant currency basis. We continue to expect adjusted net revenues to range from $2.06 billion to $2.10 billion, or growth of 6% to 8% over fiscal 2015.”

Stock Split and Dividend
Global Payments’ Board of Directors has declared a two-for-one stock split of the company’s common stock to be effected in the form of a stock dividend of one additional share of common stock for each outstanding share of common stock. The stock dividend will be payable on November 2, 2015 to all shareholders of record as of October 21, 2015.
A first quarter dividend of $0.01 per share, after giving effect to the two-for-one stock split, will be payable on November 27, 2015 to shareholders of record as of November 13, 2015.

Conference Call
Global Payments’ management will host a conference call today, October 7, 2015 at 8:00 a.m. ET to discuss financial results and business highlights. Callers may access the conference call via the investor relations page of the company’s website at www.globalpaymentsinc.com; or callers in North America may dial 877-674-6428 and callers outside North America may dial 970-315-0457. A replay of the call will be archived on the company's website within two hours of the live call.

Non-GAAP Financial Measures
Global Payments supplemented revenues, income and earnings per share information determined in accordance with GAAP by providing income and related earnings per share on a "cash earnings" basis and adjusted net revenue in this earnings release to assist with evaluating performance. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the company believes are pertinent to the daily management of our operations.
Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading worldwide provider of payment technology services that delivers innovative solutions driven by customer needs globally. Our technologies, partnerships and employee expertise enable us to provide a broad range of products and services that allow our customers to accept all payment types across a variety of distribution channels in many markets around the world.
Headquartered in Atlanta, Georgia with approximately 4,500 employees worldwide, Global Payments is a Fortune 1000 Company with merchants and partners in 29 countries throughout North America, Europe, the Asia-Pacific region and Brazil. For more information about Global Payments, our Service. Driven. Commerce brand and our technologies, please visit www.globalpaymentsinc.com.
_________________________

This announcement and comments made by Global Payments' management during the conference call may contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue and earnings estimates and management’s expectations regarding future events and developments, are forward-looking statements and are subject to significant risks and uncertainties. Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include our potential failure to safeguard our data; our ability to maintain Visa and MasterCard registration and financial institution sponsorship; our reliance on financial institutions to provide clearing services in connection with our settlement activities; our potential failure to comply with card network requirements; increased merchant, referral partner or ISO attrition; our ability to increase our share of existing markets and expand into new markets; political, economic and regulatory changes in the foreign countries in which we operate; system interruptions in service; increases in credit card network fees; future performance, integration and conversion of acquired operations; and other risk factors presented in our most recent Annual Report on Form 10-K and any subsequent SEC filings, which we advise you to review. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

Investor contact: investor.relations@globalpay.com	Media contact: media.relations@globalpay.com
Jane Elliott	Amy Corn
770-829-8234	770-829-8755

SCHEDULE 1
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended August 31,
	2015	2014	% Change

	(unaudited)
Revenues	$748,796	$704,895	6.2%

Operating expenses:
Cost of service	272,666	259,839	4.9%
Selling, general and administrative	338,358	320,658	5.5%
	611,024	580,497	5.3%

Operating income	137,772	124,398	10.8%

Interest and other income	1,142	1,192	(4.2)%
Interest and other expense	(13,243)	(11,010)	20.3%
	(12,101)	(9,818)	23.3%

Income before income taxes	125,671	114,580	9.7%
Provision for income taxes	(32,623)	(30,146)	8.2%
Net income	93,048	84,434	10.2%
Less: Net income attributable to noncontrolling interests, net of income tax	(6,402)	(9,068)	(29.4)%
Net income attributable to Global Payments	$86,646	$75,366	15.0%

Earnings per share attributable to Global Payments:
Basic	$1.33	$1.11	19.8%
Diluted	$1.32	$1.10	20.0%

Weighted average shares outstanding:
Basic	65,164	68,146
Diluted	65,573	68,617

SCHEDULE 2
CASH EARNINGS ATTRIBUTABLE TO GLOBAL PAYMENTS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended August 31,
	2015	2014	% Change

Adjusted net revenue	$536,953	$495,212	8.4%

Operating expenses:
Cost of service	231,921	221,033	4.9%
Selling, general and administrative	141,466	130,802	8.2%
	373,387	351,835	6.1%

Operating income	163,566	143,377	14.1%

Interest and other income	1,142	1,192	(4.2)%
Interest and other expense	(13,243)	(11,010)	20.3%
	(12,101)	(9,818)	23.3%

Income before income taxes	151,465	133,559	13.4%
Provision for income taxes	(41,160)	(36,894)	11.6%
Net income	110,305	96,665	14.1%
Less: Net income attributable to noncontrolling interests, net of income tax	(7,280)	(10,303)	(29.3)%
Net income attributable to Global Payments	$103,025	$86,362	19.3%

Earnings per share attributable to Global Payments:
Basic	$1.58	$1.27	24.4%
Diluted	$1.57	$1.26	24.6%

Weighted average shares outstanding:
Basic	65,164	68,146
Diluted	65,573	68,617

See Schedule 6 for a reconciliation of adjusted net revenue and cash earnings to GAAP.

See "Non-GAAP Financial Measures" discussion on Schedule 8.

SCHEDULE 3
SEGMENT INFORMATION
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(Dollars in thousands)

	Three Months Ended August 31,
	2015		2014		% Change
	GAAP	Adjusted Net Revenue and Cash Earnings	GAAP	Adjusted Net Revenue and Cash Earnings	GAAP	Adjusted Net Revenue and Cash Earnings

Revenues:
North America	$530,857	$340,431	$504,007	$315,276	5.3%	8.0%
Europe	168,357	146,940	162,787	141,835	3.4%	3.6%
Asia-Pacific	49,582	49,582	38,101	38,101	30.1%	30.1%
Total revenues	$748,796	$536,953	$704,895	$495,212	6.2%	8.4%

Operating income for segments:
North America	$83,513	$96,966	$77,937	$89,315	7.2%	8.6%
Europe	72,733	77,031	67,045	70,310	8.5%	9.6%
Asia-Pacific	12,233	13,810	6,557	6,827	86.6%	102.3%
Corporate	(30,707)	(24,241)	(27,141)	(23,075)	13.1%	5.1%
Operating income	$137,772	$163,566	$124,398	$143,377	10.8%	14.1%

See Schedule 7 for reconciliation of adjusted net revenue and cash earnings segment information to GAAP.

See "Non-GAAP Financial Measures" discussion on Schedule 8.

SCHEDULE 4
CONSOLIDATED BALANCE SHEETS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	August 31, 2015	May 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$803,309	$650,739
Accounts receivable, net of allowances for doubtful accounts of $398 and $468, respectively	207,949	202,390
Claims receivable, net of allowances for doubtful accounts of $5,933 and $548, respectively	7,177	548
Settlement processing assets	1,658,193	2,394,822
Deferred income taxes	12,179	11,664
Prepaid expenses and other current assets	58,231	41,416
Total current assets	2,747,038	3,301,579
Goodwill	1,603,593	1,491,833
Other intangible assets, net	686,852	560,136
Property and equipment, net	368,795	374,143
Deferred income taxes	30,375	30,578
Other	36,265	32,846
Total assets	$5,472,918	$5,791,115

LIABILITIES AND EQUITY
Current liabilities:
Lines of credit	$356,675	$592,629
Current portion of long-term debt	—	61,784
Accounts payable and accrued liabilities	303,497	312,647
Settlement processing obligations	1,699,353	2,033,900
Income taxes payable	30,711	14,228
Total current liabilities	2,390,236	3,015,188
Long-term debt	1,932,028	1,678,283
Deferred income taxes	216,844	214,669
Other long-term liabilities	16,667	19,422
Total liabilities	4,555,775	4,927,562
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 200,000,000 shares authorized; 64,941,393 issued and outstanding at August 31, 2015 and 65,278,838 issued and outstanding at May 31, 2015	—	—
Paid-in capital	138,212	148,742
Retained earnings	861,212	795,226
Accumulated other comprehensive loss	(212,727)	(185,992)
Total Global Payments shareholders’ equity	786,697	757,976
Noncontrolling interests	130,446	105,577
Total equity	917,143	863,553
Total liabilities and equity	$5,472,918	$5,791,115

SCHEDULE 5
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended August 31,
	2015	2014
Cash flows from operating activities:
Net income	$93,048	$84,434
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	17,909	16,712
Amortization of acquired intangibles	20,848	17,854
Share-based compensation expense	6,467	4,066
Provision for operating losses and bad debts	4,263	4,308
Deferred income taxes	3,584	3,705
Other, net	1,333	(755)
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(7,512)	7,933
Claims receivable	(12,261)	(2,742)
Settlement processing assets and obligations, net	402,676	(179,462)
Prepaid expenses and other assets	(18,114)	1,625
Accounts payable and other liabilities	(14,801)	(22,151)
Income taxes payable	15,952	1,000
Net cash provided by (used in) operating activities	513,392	(63,473)
Cash flows from investing activities:
Business, intangible and other asset acquisitions, net of cash acquired	(241,530)	(4,773)
Capital expenditures	(16,858)	(18,157)
Principal collections on financing receivables	—	219
Net proceeds from sales of investments and business	—	10,528
Net cash used in investing activities	(258,388)	(12,183)
Cash flows from financing activities:
Net (payments) borrowings on short-term lines of credit	(236,041)	212,029
Proceeds from issuance of long-term debt	2,821,425	390,000
Principal payments of long-term debt	(2,626,925)	(363,679)
Payment of debt issuance costs	(4,934)	—
Repurchase of common stock	(34,296)	(132,283)
Proceeds from stock issued under share-based compensation plans	2,513	12,588
Common stock repurchased - share-based compensation plans	(8,154)	(15,105)
Tax benefit from share-based compensation plans	5,760	3,154
Distributions to noncontrolling interests	(8,158)	(11,249)
Dividends paid	(1,305)	(1,370)
Net cash (used in) provided by financing activities	(90,115)	94,085
Effect of exchange rate changes on cash	(12,319)	(4,417)
Increase in cash and cash equivalents	152,570	14,012
Cash and cash equivalents, beginning of the period	650,739	581,872
Cash and cash equivalents, end of the period	$803,309	$595,884

SCHEDULE 6
RECONCILIATION OF ADJUSTED NET REVENUE AND CASH EARNINGS ATTRIBUTABLE TO GLOBAL PAYMENTS TO GAAP
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended August 31, 2015
	GAAP	Net Revenue Adjustment[1]	Cash Earnings Adjustments[2]	Other[3]	Adjusted Net Revenue and Cash Earnings
Revenues	$748,796	$(211,843)	$—	$—	$536,953

Operating expenses:
Cost of service	272,666	(21,417)	(21,398)	2,070	231,921
Selling, general and administrative	338,358	(190,426)	(6,466)	—	141,466
	611,024	(211,843)	(27,864)	2,070	373,387

Operating income	137,772	—	27,864	(2,070)	163,566

Interest and other income	1,142	—	—	—	1,142
Interest and other expense	(13,243)	—	—	—	(13,243)
	(12,101)	—	—	—	(12,101)
Income before income taxes	125,671	—	27,864	(2,070)	151,465
(Provision for) benefit from income taxes	(32,623)		(8,968)	431	(41,160)
Net income	93,048	—	18,896	(1,639)	110,305
Less: Net income attributable to noncontrolling interests, net of income tax	(6,402)	—	(878)	—	(7,280)
Net income attributable to Global Payments	$86,646	$—	$18,018	$(1,639)	$103,025
Diluted shares	65,573				65,573
Diluted earnings per share	$1.32	$—	$0.27	$(0.02)	$1.57

	Three Months Ended August 31, 2014
	GAAP	Net Revenue Adjustment[1]	Cash Earnings Adjustments[2]	Other[3]	Adjusted Net Revenue and Cash Earnings
Revenues	$704,895	$(209,683)	$—	$—	$495,212

Operating expenses:
Cost of service	259,839	(20,952)	(17,854)	—	221,033
Selling, general and administrative	320,658	(188,731)	(4,066)	2,941	130,802
	580,497	(209,683)	(21,920)	2,941	351,835

Operating income	124,398	—	21,920	(2,941)	143,377

Interest and other income	1,192	—	—	—	1,192
Interest and other expense	(11,010)	—	—	—	(11,010)
	(9,818)	—	—	—	(9,818)
Income before income taxes	114,580		21,920	(2,941)	133,559
(Provision for) benefit from income taxes	(30,146)	—	(7,336)	588	(36,894)
Net income	84,434	—	14,584	(2,353)	96,665
Less: Net income attributable to noncontrolling interests, net of income tax	(9,068)	—	(1,235)	—	(10,303)
Net income attributable to Global Payments	$75,366	$—	$13,349	$(2,353)	$86,362
Diluted shares	68,617				68,617
Diluted earnings per share	$1.10	$—	$0.19	$(0.03)	$1.26

1 Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain wholesale lines of business to reflect economic benefits to the Company.

2 Represents adjustments to exclude acquisition-related amortization expense, share-based compensation expense and the related income tax benefits of each.

3 For the three months ended August 31, 2015, represents recoveries associated with a U.K. vendor outage and the related provision for income taxes. For the three months ended August 31, 2014, represents a gain on sale of a component of our Russia business that leased ATMs to our sponsor bank in Russia and the related provision for income taxes.

See "Non-GAAP Financial Measures" discussion on Schedule 8.

SCHEDULE 7
RECONCILIATION OF ADJUSTED NET REVENUE AND CASH EARNINGS SEGMENT INFORMATION TO GAAP
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended August 31,
	2015					2014
	GAAP	Net Revenue Adjustment[1]	Cash Earnings Adjustments[2]	Other[3]	Adjusted Net Revenues and Cash Earnings	GAAP	Net Revenue Adjustment[1]	Cash Earnings Adjustments[2]	Other[3]	Adjusted Net Revenues and Cash Earnings

Revenues:
North America	$530,857	$(190,426)	$—	$—	$340,431	$504,007	$(188,731)	$—	$—	$315,276
Europe	168,357	(21,417)	—	—	146,940	162,787	(20,952)	—	—	141,835
Asia-Pacific	49,582	—	—	—	49,582	38,101	—	—	—	38,101
Total revenues	$748,796	$(211,843)	$—	$—	$536,953	$704,895	$(209,683)	$—	$—	$495,212

Operating income for segments:
North America	$83,513	$—	$13,453	$—	$96,966	$77,937	$—	$11,378	$—	$89,315
Europe	72,733	—	6,368	(2,070)	77,031	67,045	—	6,206	(2,941)	70,310
Asia-Pacific	12,233	—	1,577	—	13,810	6,557	—	270	—	6,827
Corporate	(30,707)	—	6,466	—	(24,241)	(27,141)	—	4,066	—	(23,075)
Operating income	$137,772	$—	$27,864	$(2,070)	$163,566	$124,398	$—	$21,920	$(2,941)	$143,377

1 Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain wholesale lines of business to reflect economic benefits to the Company.

2 Represents adjustments to exclude acquisition-related amortization expense and share-based compensation expense.

3 For the three months ended August 31, 2015, represents recoveries associated with a U.K. vendor outage. For the three months ended August 31, 2014, represents a gain on sale of a component of our Russia business that leased ATMs to our sponsor bank in Russia.

See "Non-GAAP Financial Measures" discussion on Schedule 8.

SCHEDULE 8
OUTLOOK SUMMARY
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In billions, except per share data)

	Fiscal 2015 Actual	Fiscal 2016 Outlook	% Change
Revenues:
GAAP Revenues	$2.77	$2.87 to $2.95	4% to 6%
Adjustments[1]	(0.82)	(0.83)
Adjusted Net Revenue	$1.95	$2.06 to $2.10	6% to 8%

Earnings Per Share:
GAAP Diluted EPS	$4.12	$4.70 to $4.85	14% to 18%
Acquisition-related amortization expense, share-based compensation expense and non-recurring items[2]	0.92	1.07	16%
Cash EPS	$5.04	$5.77 to $5.92	14% to 17%

1 Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain wholesale lines of business to reflect economic benefits to the Company and, in fiscal 2015, a revenue adjustment for select U.K. customer payments related to a vendor outage.

2 Fiscal 2015 reflects acquisition-related amortization expense of $0.67, share-based compensation expense of $0.19 and non-recurring items of $0.06, including a revenue adjustment for select U.K. customer payments related to a vendor outage and expense adjustments for charges related to employee termination benefits, non-cash losses from the retirement of property and equipment, a transaction-related tax associated with the acquisition of Realex, certain business tax assessments in the U.S. for prior periods, a gain on the sale of our Russia ATM business, reversal of previously recorded interest expense associated with a previously uncertain tax position and the related income tax effects of each.

NON-GAAP FINANCIAL MEASURES

Global Payments supplemented revenues, income and earnings per share information determined in accordance with GAAP by providing income and related earnings per share on a "cash earnings" basis and Adjusted Net Revenue in this earnings release to assist with evaluating performance. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors we believe are pertinent to the daily management of our operations. Management believes Adjusted Net Revenue more closely reflects the economic benefits to the Company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP metrics, together with other metrics, to set goals for and measure the performance of its business and to determine incentive compensation. Our Adjusted Net Revenue and income and earnings per share reported on a cash earnings basis should be considered in addition to, and not as a substitute for, revenues, income and earnings per share determined in accordance with GAAP. Our measures of Adjusted Net Revenue, income and earnings per share on a cash earnings basis reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted Net Revenue excludes gross-up related payments associated with certain wholesale lines of business to reflect economic benefits to the Company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses.

Income and the related earnings per share on a cash earnings basis exclude acquisition-related amortization expense, share-based compensation and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedule 6, Schedule 7 and Schedule 9. The tax rate used in determining the net income impact of cash earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

SCHEDULE 9
RECONCILIATION OF ADJUSTED NET REVENUE AND CASH EARNINGS SEGMENT INFORMATION TO GAAP
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended
	August 31, 2014					November 30, 2014
	GAAP	Net Revenue Adjustment[1]	Cash Earnings Adjustments[2]	Other[3]	Adjusted Net Revenue and Cash Earnings	GAAP	Net Revenue Adjustment[1]	Cash Earnings Adjustments[2]	Other[3]	Adjusted Net Revenue and Cash Earnings
Revenues:
North America	$504,007	$(188,731)	$—	$—	$315,276	$488,776	$(183,217)	$—	$—	$305,559
Europe	162,787	(20,952)	—	—	141,835	159,974	(20,409)	—	—	139,565
Asia-Pacific	38,101	—	—	—	38,101	48,541	—	—	—	48,541
Total revenues	$704,895	$(209,683)	$—	$—	$495,212	$697,291	$(203,626)	$—	$—	$493,665

Operating income (loss) for segments:
North America	77,937	—	11,378	—	89,315	74,246	—	11,173	—	85,419
Europe	67,045	—	6,206	(2,941)	70,310	64,563	—	5,832	—	70,395
Asia-Pacific	6,557	—	270	—	6,827	11,880	—	1,258	—	13,138
Corporate	(27,141)	—	4,066	—	(23,075)	(26,705)	—	5,079	—	(21,626)
Operating income (loss)	124,398	—	21,920	(2,941)	143,377	123,984	—	23,342	—	147,326

Interest and other income	1,192	—	—	—	1,192	1,282	—	—	—	1,282
Interest and other expense	(11,010)	—	—	—	(11,010)	(10,350)	—	—	—	(10,350)
	(9,818)	—	—	—	(9,818)	(9,068)	—	—	—	(9,068)

Income (loss) before income taxes	114,580	—	21,920	(2,941)	133,559	114,916	—	23,342	—	138,258
(Provision for) benefit from income taxes	(30,146)	—	(7,336)	588	(36,894)	(29,660)	—	(7,688)	—	(37,348)
Net income (loss)	84,434	—	14,584	(2,353)	96,665	85,256	—	15,654	—	100,910
Less: Net income attributable to noncontrolling interests, net of income tax	(9,068)	—	(1,235)	—	(10,303)	(10,475)	—	(1,173)	—	(11,648)
Net income (loss) attributable to Global Payments	$75,366	$—	$13,349	$(2,353)	$86,362	$74,781	$—	$14,481	$—	$89,262

Diluted shares	68,617				68,617	67,737				67,737
Diluted earnings (loss) per share	$1.10	$—	$0.19	$(0.03)	$1.26	$1.10	$—	$0.21	$—	$1.32

	Three Months Ended
	February 28, 2015					May 31, 2015
	GAAP	Net Revenue Adjustment[1]	Cash Earnings Adjustments[2]	Other[3]	Adjusted Net Revenue and Cash Earnings	GAAP	Net Revenue Adjustment[1]	Cash Earnings Adjustments[2]	Other[3]	Adjusted Net Revenue and Cash Earnings
Revenues:
North America	$473,063	$(179,678)	$—	$—	$293,385	$503,044	$(188,930)	$—	$—	$314,114
Europe	138,378	(19,424)	—	1,876	120,830	154,827	(21,361)	—	—	133,466
Asia-Pacific	53,542	—	—	—	53,542	48,678	—	—	—	48,678
Total revenues	$664,983	$(199,102)	$—	$1,876	$467,757	$706,549	$(210,291)	$—	$—	$496,258

Operating income (loss) for segments:
North America	66,723	—	11,023	—	77,746	74,233	—	10,967	300	85,500
Europe	52,710	—	5,400	1,876	59,986	55,696	—	5,833	4,548	66,077
Asia-Pacific	12,192	—	1,644	—	13,836	9,068	—	1,603	—	10,671
Corporate	(27,010)	—	5,682	1,872	(19,456)	(35,397)	—	5,504	4,837	(25,056)
Operating income	104,615	—	23,749	3,748	132,112	103,600	—	23,907	9,685	137,192

Interest and other income	1,160	—	—	—	1,160	1,315	—	—	—	1,315
Interest and other expense	(13,429)	—	—		(13,429)	(9,647)	—	—	(3,596)	(13,243)
	(12,269)	—	—	—	(12,269)	(8,332)	—	—	(3,596)	(11,928)

Income before income taxes	92,346	—	23,749	3,748	119,843	95,268	—	23,907	6,089	125,264
Provision for income taxes	(23,031)	—	(7,782)	(1,031)	(31,844)	(25,158)	—	(7,923)	(2,096)	(35,177)
Net income	69,315	—	15,967	2,717	87,999	70,110	—	15,984	3,993	90,087
Less: Net income attributable to noncontrolling interests, net of income tax	(6,747)	—	(1,078)	—	(7,825)	(4,785)	—	(1,043)	—	(5,828)
Net income attributable to Global Payments	$62,568	$—	$14,889	$2,717	$80,174	$65,325	$—	$14,941	$3,993	$84,259

Diluted shares	67,306				67,306	66,196				66,196
Diluted earnings per share	$0.93	$—	$0.22	$0.04	$1.19	$0.99	$—	$0.23	$0.06	$1.27

1Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain wholesale lines of business to reflect economic benefits to the Company.

2Represents adjustments to exclude acquisition-related amortization expense, stock compensation expense and the related income tax benefits of each.

3Represents a gain on the sale of a component of our Russia business that leased ATMs to our sponsor bank in Russia.

4The revenue adjustment represents select U.K. customer payments related to a vendor outage and the expense adjustment represents certain business tax assessments in the U.S. for prior periods.

5The adjustments represent charges related to employee termination benefits, non-cash losses from the retirement of property and equipment, a transaction-related tax associated with our acquisition of Realex, reversal of previously recorded interest expense associated with a previously uncertain tax position and the related income tax effects of each.

See "Non-GAAP Financial Measures" discussion on Schedule 8.